EXHIBIT 10.1

ADDENDUM to the

ADVISORY SERVICES AGREEMENT

SIBLING ENTERTAINMENT GROUP, INC.

with

Moneta Capital Advisors

ADDENDUM DATE:	As of May 8, 2005
ORIGINAL AGREEMENT DATE:	As of November 4, 2005
COMPANY:	Sibling Entertainment Group, Inc. 511 West 25th Street New York, NY 10001
CONSULTANT:	Moneta Capital Advisors 23 Mechanic Street Red Bank, New Jersey 07701

RECITALS

The following are the specific terms and conditions of the relationship of Company and Consultant with respect to the matters set forth herein.

This Addendum is pursuant to an Advisory Services Agreement between Sibling Entertainment Group, Inc. with Moneta Capital Advisors, Inc. dated November 4, 2005.

This to be read in conjunction with and, other than as specifically set forth herein, subject to the terms and conditions of the Master Consulting Agreement and the Advisory Services Agreement between the party entered into as of the date hereof.

TERMS AND CONDITIONS

1. INCORPORATION OF RECITALS/ INTEGRATION.

1.1.	The recitals set forth above are incorporated unto this Agreement as if they were set forth in full in the body of this Agreement.

1.2.

This Agreement constitutes a single integrated written agreement, when read with the Master Consulting Agreement and the between the parties as described below, expresses the entire agreement and understanding between the Parties concerning the subject matter hereof and supersedes and replaces all prior negotiations or proposed agreements, written or oral with respect to the content and application of this Advisory Services Agreement.

2. TERM:

2.1.

The Company hereby engages the Consultant to furnish the advisory and consulting services specified herein, and the Consultant hereby accepts such engagement and agrees to provide such services, on the terms and conditions herein set forth, for the 12 month period commencing as of November 1, 2005 (the “Consulting Period”).

2.2.	Notwithstanding the foregoing, the Consulting Period may be terminated by the Company as provided in the Master Agreement.

3. SERVICES:

3.1.

Consultant shall perform the services specified in this Paragraph subject to the terms of this Agreement, the Master Agreement and the Advisory Service Agreement such other rules and policies as Company may from time to time direct, so long as same do not increase the obligations of Consultant hereunder.

3.2.

In addition to all the previous services previously agreed to between the Consultant and the Company as specified under the Master Agreement and the Advisory Service Agreement, the Consultant will provide additional introductions, strategic advice and recommendation as may be necessary for the merger or the acquisition of the Company by Sona Development Corp. (the “Additional Services”).

3.3.

Notwithstanding anything herein to the contrary the Company acknowledges that Consultant proposes to initially act solely as a finder and advisor. In all events, Consultant is not a broker-dealer, shall not operate as a broker or dealer, is not holding itself out as a broker or dealer and is not engaged in the business of buying or selling securities or otherwise required to register with the National Association of Securities Dealers.

4. CONSULTANT’S COMPENSATION:  In full consideration for all Additional Services to be rendered by Consultant to Company, Company agrees to pay and Consultant agrees to accept:

4.1.

Warrant. Upon execution hereof, Company shall deliver to Consultant a five (5) year warrant in the form attached as Exhibit A hereto (the “Warrant”), to purchase an aggregate of up to Five Million (5,000,000) shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) at an exercise price equal to $0.275 per share.

4.2.

Held in Trust: These Warrants shall be held in trust and shall be issued as compensation for services rendered contingent upon the successful completion of a merger between the Company and Sona Development Corp. (the “Merger”) for reference purposes between the Company and the original holder of this Warrant, and if for any reason such Merger is not completed on or before August 31, 2006, then all such Warrants issued or held in trust shall be returned to the Company and cancelled on the books of the Company. Upon final issuance by the Company, such Warrants may be exercised at any time and from time to time from and after the date thereof and through and including 5:00 p.m. Eastern Standard Time on August 31, 2011 (the “Expiration Date”), and subject to the following terms and conditions:

4.3.

Piggyback Registration Rights. All such shares, including the shares underlying the Warrant, shall have demand “piggyback” registration rights as provided in the Registration Rights Agreement dated of even date herewith, a form of which is attached hereto as Exhibit B (the “Registration Rights Agreement”)

4.4.

Restricted Securities. Consultant acknowledges and accepts that the Stock and the Warrant (and the shares of Common Stock issuable upon exercise of the Warrant) are characterized as “restricted securities” under the federal securities laws inasmuch as it is being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, the Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

4.5.

Legends. It is understood that the certificates evidencing the Stock and the Warrants (and the Common Stock issuable upon conversion and exercise thereof, respectively) may bear one or all of the following legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THIS CERTIFICATE. THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER, OR DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT.”

5. Prior Agreement. Other than as specifically set forth or modified herein, the Master Consulting Agreement and the Advisory Services Agreement shall control the relationship of the parties and they remain bound by the terms thereof, including without limitation the general terms, confidentiality, non-compete and indemnity provisions.

IN WITNESS HEREOF, the parties have signed this agreement as of the day and year first set forth above.

Sibling Entertainment Group, Inc. By /s/ Mitchell Maxwell Mitchell Maxwell, President	Moneta Capital Advisors, Inc. By /s/ Tom Gallo